Exhibit  10.44




              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                                      among
                       THE TRACKER CORPORATION OF AMERICA
                                 (the "COMPANY")
                                       and
                The Persons Listed On The Signature Pages Hereto
                               (the "PURCHASERS")



                           Dated as of August 18, 1999

This Series 1 Bridge Notes Purchase And Security Agreement provides for the offer, sale, issuance, and delivery of up to $3,000,000 in principal amount of Secured, Convertible, Series 1 Bridge Financing Notes with attached Repricing Warrants and accompanying Purchaser Warrants and Callable Warrants.

                                   TABLE OF CONTENTS

SECTION 1. Bridge Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.1 Authorization, Issuance, and Sale of Notes.. . . . . . . . . . . . .   2
  Section 1.2 Authorization and Issuance of Warrants and Callable Warrants.. . . .   2
  Section 1.3 Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.4 Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Section 1.5 Deliveries at Closing. . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 2. SECURITY AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Section 2.1 Grant of Security Interest.. . . . . . . . . . . . . . . . . . . . .   4
  Section 2.2 Remedies Upon Default. . . . . . . . . . . . . . . . . . . . . . . .   4
  Section 2.3 Financing Statements.. . . . . . . . . . . . . . . . . . . . . . . .   5
  Section 2.4 Notice.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Section 2.5 Appointment of Purchaser Representative. . . . . . . . . . . . . . .   5
  Section 2.6 Assurances.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Section 2.7 Default and Acceleration Procedures. . . . . . . . . . . . . . . . .   6
  Section 2.8 Standard of Care of the Representative.. . . . . . . . . . . . . . .   7
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.. . . . . . . . . . . . .   8
  Section 3.1 Organization and Qualification.. . . . . . . . . . . . . . . . . . .   8
  Section 3.2 Authorization, Enforcement, Compliance with Other Instruments. . . .   9
  Section 3.3 Capitalization.. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
  Section 3.4 Issuance of Securities.. . . . . . . . . . . . . . . . . . . . . . .  10
  Section 3.5 No Conflicts.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  Section 3.6 SEC Documents;  Financial Statements.. . . . . . . . . . . . . . . .  11
  Section 3.7 Absence of Certain Changes.. . . . . . . . . . . . . . . . . . . . .  11
  Section 3.8 Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . .  11
  Section 3.9 Purchase of Securities.. . . . . . . . . . . . . . . . . . . . . . .  11
  Section 3.10 No Undisclosed Events, Liabilities, Developments, or Circumstances.  12
  Section 3.11 No General Solicitation.. . . . . . . . . . . . . . . . . . . . . .  12
  Section 3.12 No Integrated Offering. . . . . . . . . . . . . . . . . . . . . . .  12
  Section 3.13 Employee Relations. . . . . . . . . . . . . . . . . . . . . . . . .  12
  Section 3.14 Intellectual Property Rights. . . . . . . . . . . . . . . . . . . .  12
  Section 3.15 Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . .  12
  Section 3.16 Title.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  Section 3.17 Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  Section 3.18 Regulatory Permits. . . . . . . . . . . . . . . . . . . . . . . . .  13
  Section 3.19 Internal Accounting Controls. . . . . . . . . . . . . . . . . . . .  13
  Section 3.20 No Materially Adverse Contracts, Etc. . . . . . . . . . . . . . . .  13
  Section 3.21 Tax Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 3.22 Certain Transactions. . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 3.23 Dilutive Effect.. . . . . . . . . . . . . . . . . . . . . . . . . .  14
  Section 3.24 Fees and Rights of First Refusal. . . . . . . . . . . . . . . . . .  14
  Section 3.25 Foreign Corrupt Practices Act.. . . . . . . . . . . . . . . . . . .  14
  Section 3.26 Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.  REPRESENTATION AND WARRANTIES OF PURCHASERs. . . . . . . . . . . . . .  15
  Section 4.1 Investment Purpose.. . . . . . . . . . . . . . . . . . . . . . . . .  15


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  Section 4.2 Accredited Investor Status.. . . . . . . . . . . . . . . . . . . . .  15
  Section 4.3 Reliance on Exemptions.. . . . . . . . . . . . . . . . . . . . . . .  15
  Section 4.4 Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 4.5 No Governmental Review.. . . . . . . . . . . . . . . . . . . . . . .  15
  Section 4.6 Transfer or Resale.. . . . . . . . . . . . . . . . . . . . . . . . .  15
  Section 4.7 Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  Section 4.8 Authorization Enforcement. . . . . . . . . . . . . . . . . . . . . .  16
  Section 4.9 Residence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  Section 4.10 No Scheme to Evade Registration.. . . . . . . . . . . . . . . . . .  17
  Section 4.11 Covenant Not to Trade.. . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 5.  CONDITIONS OF INITIAL CLOSING. . . . . . . . . . . . . . . . . . . . .  18
  Section 5.1 Transaction Agreements.. . . . . . . . . . . . . . . . . . . . . . .  18
  Section 5.2 Opinion of Counsel.. . . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 5.3 Representations and Warranties; No Default.. . . . . . . . . . . . .  18
  Section 5.4 Purchase and Loan Permitted by Applicable Laws.. . . . . . . . . . .  18
  Section 5.5 No Adverse Litigation. . . . . . . . . . . . . . . . . . . . . . . .  18
  Section 5.6 Approvals and Consents.. . . . . . . . . . . . . . . . . . . . . . .  18
  Section 5.7 No Material Adverse Change.. . . . . . . . . . . . . . . . . . . . .  18
  Section 5.8 Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 5.9 Secretary Certificate. . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 5.10 Transfer Agent Instructions.. . . . . . . . . . . . . . . . . . . .  19
SECTION 6.  CONDITIONS TO SUBSEQUENT CLOSINGS. . . . . . . . . . . . . . . . . . .  19
  Section 6.1 Representations and Warranties; No Default.. . . . . . . . . . . . .  19
  Section 6.2 No Suspensions.. . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 6.3 Opinion of Counsel.. . . . . . . . . . . . . . . . . . . . . . . . .  19
  Section 6.4 Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 6.5 Shareholder Approval.. . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 6.6 No Material Adverse Change.. . . . . . . . . . . . . . . . . . . . .  20
SECTION 7.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 7.1 Financial Information. . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 7.2 Form D.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  Section 7.3 Reporting Status.. . . . . . . . . . . . . . . . . . . . . . . . . .  21
  Section 7.4 Inspection of Property.. . . . . . . . . . . . . . . . . . . . . . .  21
  Section 7.5 Maintenance of Properties; Insurance.. . . . . . . . . . . . . . . .  21
  Section 7.6 Maintenance of Security Interest.. . . . . . . . . . . . . . . . . .  21
  Section 7.7 Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  Section 7.8 Authorized Shares of Common Stock, Reservation of Shares.. . . . . .  22
  Section 7.9 Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . . . .  22
  Section 7.10 Transfer Agents.. . . . . . . . . . . . . . . . . . . . . . . . . .  22
  Section 7.11 Shareholder Approval; Proxy.. . . . . . . . . . . . . . . . . . . .  22
  Section 7.12 Transfer Agent Instructions.. . . . . . . . . . . . . . . . . . . .  22
  Section 7.13 Payment of Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 7.14 Compliance with Laws, Etc.. . . . . . . . . . . . . . . . . . . . .  23
  Section 7.15 Use of Proceeds.. . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 7.16 Registration Statement. . . . . . . . . . . . . . . . . . . . . . .  23
  Section 7.17 Listings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
  Section 7.18 Indemnification.. . . . . . . . . . . . . . . . . . . . . . . . . .  24


SECTION 8. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  Section 8.2 Restrictions on Debt.. . . . . . . . . . . . . . . . . . . . . . . .  25
  Section 8.3 Restrictions on Dividends. . . . . . . . . . . . . . . . . . . . . .  25
  Section 8.4 Restrictions on Transactions with Affiliates.. . . . . . . . . . . .  25
  Section 8.5 Restrictions on Investments. . . . . . . . . . . . . . . . . . . . .  26
  Section 8.6 Restrictions on Sale and Lease-Back Transactions.. . . . . . . . . .  26
  Section 8.7 Restrictions on Sales of Assets. . . . . . . . . . . . . . . . . . .  26
  Section 8.8 Restrictions on Subsidiaries.. . . . . . . . . . . . . . . . . . . .  26
  Section 8.9 Change in Business; Operations.. . . . . . . . . . . . . . . . . . .  27
  Section 8.10 Exceptions With Consent of Purchasers.. . . . . . . . . . . . . . .  27
SECTION 9. Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 9.1 Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 9.2 Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 9.3 Severability.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 9.4 Entire Agreement. Amendments.. . . . . . . . . . . . . . . . . . . .  27
  Section 9.5 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  Section 9.6 Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 9.7 Successors and Assigns.. . . . . . . . . . . . . . . . . . . . . . .  28
  Section 9.8 No Third Party Beneficiaries.. . . . . . . . . . . . . . . . . . . .  28
  Section 9.9 Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
  Section 9.10 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .  29
  Section 9.11 No Strict Construction. . . . . . . . . . . . . . . . . . . . . . .  29
  Section 9.12 Governing Law.. . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                  TABLE OF SCHEDULES AND EXHIBITS


Schedule 1  Disclosure Schedule
Exhibit A.  Form of Series 1 Bridge Notes (with form of Repricing
            Warrant attached as Attachment 1)
Exhibit B.  Form of Purchaser Warrant
Exhibit C.  Form of Callable Warrant
Exhibit D.  Form of Registration Rights Agreement
Exhibit E.  Form of Escrow Agreement
Exhibit F.  Form of Opinion of Company Counsel to Purchasers
Exhibit G.  Form of Irrevocable Transfer Agent Instructions
Exhibit H.  List of Collateral
Exhibit II  Copies of Financing Statements Filed in Ontario


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
                        CROSS-REFERENCE TO DEFINED TERMS


Term                           Page where defined
-----------------------------  ------------------

1933 Act. . . . . . . . . . .                   1
1934 Act. . . . . . . . . . .                  11
Additional Closing. . . . . .                   3
Additional Closing Date . . .                   3
Agreement . . . . . . . . . .                   1
Bridge Notes. . . . . . . . .                   1
Bylaws. . . . . . . . . . . .                  10
Callable. . . . . . . . . . .                   1
Callable Warrant Shares . . .                   1
Change in Business. . . . . .                  27
Charter . . . . . . . . . . .                  10
Closing . . . . . . . . . . .                   3
Closing Date. . . . . . . . .                   3
Collateral. . . . . . . . . .                   4
Common Stock. . . . . . . . .                   1
Company . . . . . . . . . . .                   1
Compliance Certificate. . . .                   4
Consents. . . . . . . . . . .                  18
Conversion Shares . . . . . .                   1
Debt. . . . . . . . . . . . .                  24
Disclosure Schedule . . . . .                   8
Environmental Laws. . . . . .                  13
Escrow Agent. . . . . . . . .                   2
Escrow Agreement. . . . . . .                   3
Excess Cash . . . . . . . . .                  26
Financial Statements. . . . .                  11
First Closing . . . . . . . .                   2
First Closing Date. . . . . .                   2
First Closing Pledged Shares.                   3
Indemnified Liabilities . . .                  24
Indemnitees . . . . . . . . .                  24
Minimum Amount. . . . . . . .                   2
NASD. . . . . . . . . . . . .                  22
Obligations . . . . . . . . .                   4
Parent Guaranty . . . . . . .                   3
Pledged . . . . . . . . . . .                   4
Preferred Stock . . . . . . .                   9


Purchase Price. . . . . . . .                   2
Purchased Bridge Notes. . . .                   2
Purchaser . . . . . . . . . .                   1
Registration Period . . . . .                  21
Registration Rights Agreement                   1
Regulation D. . . . . . . . .                   1
Repricing Shares. . . . . . .                   1
Repricing Warrant . . . . . .                   1
Rule 144. . . . . . . . . . .                  16
SEC Documents . . . . . . . .                  11
Secretary Certificate . . . .                   4
Securities. . . . . . . . . .                   9
Transaction Agreements. . . .                   9
Transfer Agent Instructions .                   4
Warrant Shares. . . . . . . .                   1
Warrants. . . . . . . . . . .                   1

              SERIES 1 BRIDGE NOTES PURCHASE AND SECURITY AGREEMENT

THIS SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT (the "AGREEMENT") is made and entered into as of this 18th day of August, 1999, among THE TRACKER CORPORATION OF AMERICA, a Delaware corporation (the "COMPANY") and the persons listed on the Purchaser signature pages attached hereto (each of whom is individually referred to as a "PURCHASER" and all of whom collectively are referred to as the "PURCHASERS").

                                   BACKGROUND

The Company has authorized the issuance, sale, and delivery of up to $3,000,000 in original principal amount of the Company's Series 1 Secured Convertible Bridge Notes, in substantially the form attached hereto as EXHIBIT A (the "BRIDGE NOTES"). The Bridge Notes are convertible into shares of the Company's common stock, par value $.001 (the "COMMON STOCK"). The Common Stock issuable upon conversion of the Bridge Notes is hereinafter referred to as the "CONVERSION SHARES". The Bridge Notes have attached repricing rights evidenced by a warrant in substantially the form of ATTACHMENT 1 to the Bridge Notes (the "REPRICING WARRANT"), exercisable under certain circumstances for additional shares of Common Stock (the "REPRICING SHARES") at the exercise price of $.001. In connection with the issuance of the Bridge Notes, the Company has authorized the issuance of Purchase Warrants, in substantially the form attached hereto as EXHIBIT B (the "WARRANTS") and Callable Warrants in substantially the form attached hereto as EXHIBIT C (the "CALLABLE WARRANTS"), each giving a Purchaser the right to purchase Common Stock. Each Purchaser will be issued a Warrant at that Closing exercisable for 20,000 shares of Common Stock for each $100,000 in principal amount of Bridge Notes purchased, and a Callable Warrant exercisable for $1,000 worth of Common Stock for each $1,000 in principal amount of Bridge Notes purchased by such Purchaser. The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the "WARRANT SHARES," and the shares of Common Stock issuable upon exercise of the Callable Warrants are hereinafter referred to as the "CALLABLE WARRANT SHARES." The proceeds of the Bridge Notes will be used to provide the Company with operating capital, repayment of certain limited existing indebtedness of the Company, and capital expenditures. The Bridge Notes are generally secured by a pledge of the assets of the Company and of its parent, The Global Tracker Corporation as part of its guaranty of the Company's Obligations hereunder. The Bridge Notes are also secured by certain shares of the Company's Common Stock and certain shares and option rights exercisable for shares of the Company's Common Stock owned or held by certain Company officers pledged as part of their limited guaranty of the Company's Obligations hereunder, having a value of approximately 200% of the principal amount of the Bridge Notes at any time outstanding. Purchasers wish to purchase, upon the terms and conditions stated in this Agreement, up to $3,000,000 in principal amount of the Bridge Notes, with each Purchaser purchasing Bridge Notes in the principal amount set forth on such Purchaser's signature page affixed to this Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in substantially the form attached hereto as EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights in respect of the Conversion Shares, the Warrant Shares, the Callable Warrant Shares, and the Repricing
Shares under the Securities Act of 1933 ("1933 ACT") and the rules and regulations promulgated thereunder, and applicable state securities laws. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) and Regulation D ("REGULATION D").

                                    AGREEMENT

For and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

                          SECTION 1.     BRIDGE NOTES.

SECTION  1.1     AUTHORIZATION,  ISSUANCE,  AND  SALE  OF  NOTES.

The Company has authorized the sale and issuance, in accordance with the terms of this Agreement, of up to $3,000,000 in principal amount of its Bridge Notes at one or more closings. The Company agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase from the Company, at a Closing, a Bridge
Note in the principal amount (the "PURCHASED BRIDGE NOTES") set forth adjacent to the caption "PURCHASED BRIDGE NOTES" on the signature page to this Agreement of each Purchaser hereto at a purchase price (the "PURCHASE PRICE") of 100% of the principal amount of Bridge Notes purchased.

SECTION  1.2     AUTHORIZATION  AND  ISSUANCE OF WARRANTS AND CALLABLE WARRANTS.

The Company has authorized the issuance and delivery of Warrants exercisable for up to 600,000 shares of Common Stock in connection with the issuance, sale, and delivery of the Bridge Notes. The Company agrees to issue and deliver to each Purchaser a Warrant exercisable for 20,000 shares of Common Stock for each $100,000 in principal amount of the Bridge Notes purchased by such Purchaser, PROVIDED HOWEVER, that in the event that any Bridge Note issued hereunder is redeemed by the Company for cash and not converted into Common Stock, then in such event such Purchaser's Warrant shall be exercisable for 25,000 shares of Common Stock for each $100,000 in principal amount of the Bridge Notes purchased by such Purchaser. The Company has authorized the issuance and delivery of Callable Warrants exercisable for up to $3,000,000 worth of shares of Common Stock in connection with the issuance, sale, and delivery of the Bridge Notes. The Company agrees to issue and deliver to each Purchaser a Callable Warrant exercisable for up to $100,000 worth of shares of Common Stock for each $100,000 in principal amount of the Bridge Notes purchased by such Purchaser.

SECTION  1.3     FORM  OF  PAYMENT.

On or before the Closing Date, each Purchaser shall pay the Purchase Price for the Purchased Bridge Notes to be issued and sold to such Purchaser at the Closing, by wire transfer of immediately available funds to:

           Bank:             SunTrust  Bank,  Atlanta

           Center:           008

           Account  No.:     9088000008

           ABA Routing No.:  061000104

           Attn:             Rebecca  Fischer

           Re:               The Tracker Corporation of America-Escrow Account

SECTION  1.4     CLOSING.

All closings of the purchase and sale of the Purchased Bridge Notes shall take place at the offices of Balboni Law Group LLC, 3475 Lenox Road, NE, Suite 990, Atlanta, Georgia 30326, within five (5) business days following the date that $1,000,000 (the "MINIMUM AMOUNT") is held by SunTrust Bank, Atlanta (the "ESCROW AGENT"), subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below (such closing being called the "FIRST CLOSING" and such date and time being called the "FIRST CLOSING DATE"). Following the First Closing, the Company anticipates it will continue to offer the Bridge Notes until the offering of the Bridge Notes is terminated or all $3,000,000 in principal amount is purchased. From time to time, one or more additional closings may occur at such time and date as is mutually agreeable between the Purchasers purchasing Bridge Notes at such closing and the Company (each such closing being called an "ADDITIONAL CLOSING" and such date and time being called an "ADDITIONAL CLOSING DATE," and all of such closings are hereinafter referred to individually as a "CLOSING" and collectively as the "CLOSINGS," and each date on which a Closing shall occur is hereinafter referred to as a "CLOSING DATE" and collectively as the "CLOSING DATES"). Each Closing is expected to take place by exchange of faxed signature pages with originals to follow by overnight delivery.

SECTION  1.5     DELIVERIES  AT  CLOSING.

At  each  Closing  the  Company  shall  deliver  to  the  Purchasers:

(a)     the  original  of  this  Agreement;

(b) Bridge Notes in definitive form with attached Repricing Warrants, registered in the name of each Purchaser, or the designee of such Purchaser, representing the Purchased Bridge Notes purchased by such Purchaser;

(c) Warrants in definitive form, registered in the name of each Purchaser, or the designee of such Purchaser;

(d) Callable Warrants in definitive form, registered in the name of each Purchaser, or the designee of such Purchaser;

(e)     a  copy  of  the  Registration  Rights  Agreement;

(f) a copy of the Escrow Agreement in substantially the form of EXHIBIT E hereto (the "ESCROW AGREEMENT");

(g) a Guaranty Agreement executed by each of the Company and its parent, The Global Tracker Corporation, a Canadian corporation, as guarantor thereunder (the "PARENT GUARANTY");

(h) a Security Agreement executed by The Global Tracker Corporation, which is giving a security interest in all its assets as additional security for the Bridge Notes issued hereunder;

(i) a Guaranty Agreement executed by the Company and Jay S. Stulberg as guarantor thereunder and an accompanying Stock Pledge Agreement executed by Jay
S. Stulberg as pledgor of certain shares or rights to acquire shares of Common Stock of the Company for a particular Closing;

(j) a Guaranty Agreement executed by the Company and Bruce I. Lewis as guarantor thereunder and an accompanying Stock Pledge Agreement executed by Bruce I. Lewis as pledgor of certain shares or rights to acquire shares of Common Stock of the Company (the shares and option rights pledged by each of Stulberg and Lewis are hereinafter referred to as the "FIRST CLOSING PLEDGED
SHARES") for a particular Closing, along with share certificates representing the Pledged Shares;

(k) a copy of the opinion of counsel to the Company, in substantially the form of EXHIBIT F hereto;

(l) a copy of the Irrevocable Transfer Agent Instructions, in substantially the form of EXHIBIT G hereto, (the "TRANSFER AGENT INSTRUCTIONS");

(m)     the  Compliance  Certificate  of  the  Company  (the  "COMPLIANCE
CERTIFICATE");  and

(n)     the  Secretary Certificate of the Company (the "SECRETARY CERTIFICATE").

                       SECTION 2.     SECURITY AGREEMENT.

The provisions of this Section 2 shall remain in effect so long as any of the Bridge Notes shall remain outstanding.

SECTION  2.1     GRANT  OF  SECURITY  INTEREST.

In order to secure the obligations of the Company due to the Purchasers (such obligations are sometimes hereinafter referred to as the "OBLIGATIONS") under the Bridge Notes issued on the First Closing Date, in addition to the general credit of the Company and the First Closing Pledged Shares being pledged and delivered at the First Closing, the Company hereby grants to Purchasers, effective at the First Closing a continuing first priority security interest in and a general lien upon:

(a) all the assets of the Company, as listed and described on EXHIBIT H hereto (the "PLEDGED ASSETS"); and

(b) all proceeds, as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Company from time to time with respect to any of the Pledged Assets, (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisitions, confiscation, condemnation, seizure, or forfeiture of all or any part of the Pledged Assets by any governmental authority (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Assets (collectively, the "COLLATERAL").

SECTION  2.2     REMEDIES  UPON  DEFAULT.

Upon the occurrence or existence of an Event of Default as defined in Section 10 of the Bridge Notes issued on the First Closing Date, each such Purchaser of such Bridge Notes subject to the provisions of the Article 2 shall have the right to pursue all available remedies at law or in equity, including without limitation:

(a) all of the rights and remedies available to a secured party under the Canadian version of the Uniform Commercial Code as adopted in the Province of Ontario, Canada, and any other applicable law, all of which shall be cumulative and none of which shall be exclusive to the fullest extent permitted by law, and all other legal and equitable rights under this Agreement and the Transaction
Agreements which may be available to Purchasers, all of which shall be cumulative;

(b) the right to take possession of the Collateral upon reasonable notice and to enter the offices of the Company during normal business hours to take possession of the Collateral; the right of the Purchaser to (a) enter upon the premises of Company or any of its subsidiaries, or any other place or places where the Collateral is located and kept, through self-help and without judicial process, without first obtaining a final judgment or giving Company or any of its subsidiaries notice and opportunity for a hearing on the validity of the Purchaser's claim and without any obligation to pay rent to Company or any of its subsidiaries, and remove the Collateral therefrom to the premises of Purchaser or any agent of Purchaser, for such time as Purchaser may desire, in order to effectively collect or liquidate the Collateral; and/or (b) require Company to assemble the Collateral and make it available to Purchaser at a place to be designated by the Purchaser, in their sole discretion.

(c) the right to sell or otherwise dispose of all or any part of the Collateral in its then condition, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as such Purchaser may deem advisable, and purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations, and to apply the proceeds realized from such sale, after allowing two (2) business days for collection, first to the reasonable costs, expenses, and attorneys' fees and expenses incurred by such Purchaser for collection and for acquisition, storage, sale, and delivery of the Collateral, secondly to interest due upon the Obligations, and thirdly to the principal of the Obligations; and

(d) the right to proceed by an action or actions at law or in equity to obtain possession of the Collateral, to recover the Obligations and amounts secured hereunder or to foreclose under this Agreement and sell the Collateral or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction, all without the necessity of posting any bond.

SECTION  2.3     FINANCING  STATEMENTS.

The Company and each of Global Tracker, Stulberg, and Lewis agree to file or cause to be filed on or before the First Closing financing statements in the Province of Ontario evidencing the security interests granted herein, in the Security Agreement given by Global Tracker, and in the Stock Pledge Agreements executed by each of Stulberg and Lewis, copies of which are attached hereto as
EXHIBIT  I.

SECTION  2.4     NOTICE.

Any notice required to be given by Purchaser of a sale, lease, or other disposition of the Collateral or any other intended action by Purchaser, given to Company in the manner set forth in Section 9.5 below, at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Company.

SECTION  2.5     APPOINTMENT  OF  PURCHASER  REPRESENTATIVE.

Each Purchaser hereto hereby irrevocably appoints SovCap Equity Partners, Ltd., a corporation organized under the laws of the Bahamas and a First Closing Purchaser hereunder, to act as the sole and exclusive agent and representative (the "REPRESENTATIVE") of each such Purchaser to act on behalf of such Purchaser and in such Purchaser's name, place, and stead, to (i) exercise all rights of such Purchaser, and (ii) take all action on behalf of Purchaser that may be taken by Purchaser with respect to the collateral under this Agreement, the Bridge Notes, and the other Transaction Agreements. Without limiting the generality of the foregoing:

(a) The Representative shall, on behalf of all Purchasers, send all notices which shall or may be given by Purchasers, under the Transaction Agreements, declare Events of Default under this Agreement, the Bridge Notes, and the other Transaction Agreements, accelerate the Bridge Notes, rescind acceleration of the Bridge Notes, and enforce the Bridge Notes, this Agreement, and the other Transaction Agreements. The Representative reserves the right, in its sole discretion, in each instance without prior notice to the Purchasers, (i) to agree to the modification, waiver, or release of any of the terms of any of the Transaction Agreements, including, without limitation, the waiver or release of any of the conditions precedent for the purchase and sale of the Bridge Notes;
(ii) to consent to any action or failure to act by the Company; and (iii) to exercise or refrain from exercising any powers, rights, or remedies that the Purchasers have or may have with respect to collateral under the Transaction Agreements; PROVIDED HOWEVER, that the Representative shall not, without obtaining the prior written consent of each Purchaser (which consent shall not be unreasonably withheld or delayed), exercise any of such rights so as to knowingly release or waive any claim against the Company or any other person who may be liable with respect to the Bridge Notes if such action would have a materially adverse effect on the collection of the indebtedness evidenced by the Bridge Notes or the enforcement of the Transaction Agreements.

If any Purchaser shall refuse to consent to any amendment, modification, waiver, release, or subordination requiring the written consent of the Purchasers, the Purchasers who consent to such amendment, modification, waiver, release, or subordination may, at their option, at any time thereafter (but shall not be obligated to) purchase the Bridge Note or Bridge Notes held by the non-consenting Purchaser or Purchasers by paying to such non-consenting Purchaser or Purchasers an amount equal to the unpaid principal and accrued but unpaid interest on the Bridge Note held by such non-consenting Purchaser or Purchasers.

(b) The Representative shall collect, enforce, and bring any action on the Transaction Agreements and any collateral granted therein in the name of the Representative for the benefit of all Purchasers.

SECTION  2.6     ASSURANCES.

(a) Each Purchaser hereby authorizes third parties with whom Representative deals in carrying out the responsibilities of Representative hereunder, to rely conclusively on the instructions and decisions of the Representative as to any action taken pursuant to and in accordance with the terms of this Agreement and the other Transaction Agreements without any further or additional approval or authorization from such Purchaser, including without limitation, the execution and delivery of any documents or instruments, or any other actions required to be taken by the Representative under this Agreement and the other Transaction Agreements, and no Purchaser shall have any cause of action against third parties with whom Representative deals in carrying out the responsibilities of Representative hereunder or under the other Transaction Agreements for any action taken by such third parties in reliance upon the instructions or decisions of the Representative;

(b) All actions, decisions, and instructions of the Representative shall be conclusive and binding upon all of the Purchasers, and no Purchaser shall have any cause of action against the Representative for any actions taken, decision made or instruction given by the Representative under this Agreement, except for fraud or willful misconduct by Representative acting in such capacity hereunder.

SECTION  2.7     DEFAULT  AND  ACCELERATION  PROCEDURES.

(a) Each Purchaser acknowledges and agrees that its respective rights in, to, and under any collateral granted in the Transaction Agreements are limited to the specific collateral securing the Bridge Notes purchased by each such Purchaser as granted by the Company pursuant to the Closing at which such Bridge Notes are purchased.

(b) The Representative shall give all Purchasers written notice of any Event of Default under the Bridge Notes, this Agreement, or the other Transaction Agreements which, in the judgment of the Representative, adversely affects the respective interests of the Purchasers under any of the Transaction Agreements. In the event of any Event of Default thereunder, the Representative shall pursue any remedies available to Purchasers under the Transaction Agreements which the Representative in its sole discretion shall deem advisable, and Representative may also elect to postpone the pursuit of remedies if in its sole discretion and judgment it is appropriate under the circumstances to do so.

(c) In the event proceedings are instituted for a sale under power of sale or a judicial foreclosure of the collateral provided under the Transaction Agreements, the provisions of the Georgia UCC, absent written agreement to the contrary, shall govern such proceedings and the actions taken pursuant thereto, as among the Representative and the Purchasers.

(d) In the event the Representative acquires title to any of the collateral provided under the Transaction Agreements pursuant to a foreclosure or conveyance in lieu of foreclosure, title shall be taken in a form acceptable to the Representative and shall be held by or on behalf of the Representative for the benefit of only the Purchasers holding Bridge Notes which were secured by such collateral, in their Proportionate Share. The Representative shall manage such collateral in its ordinary course of business and in accordance with its customary practices and procedures for as long as such title is held in whole or in part in the name of or on behalf of the Representative. The Representative shall contemporaneously endeavor to sell such collateral on terms and conditions reasonably acceptable to the Representative.

(e) If the Representative receives a payment after acceleration of the Bridge Notes, whether pursuant to a demand for payment or as a result of legal proceedings against the Company, or from any source whatsoever, such payment in respect of the specific Bridge Notes so paid shall be applied in the following order (unless mandated otherwise by the Transaction Agreements or validly by the express terms of such payment):

(1) To the expenses incurred in effecting such recovery or in enforcing any right or remedy under the Transaction Agreements, and any other expenses theretofore incurred by the Representative and not previously reimbursed by the Company;

(2) To accrued interest, payable by the Company, according to Purchaser's Proportionate Share of such accrued interest in respect of such Bridge Notes; and

(3) To the unpaid principal of such Bridge Notes with each Purchaser receiving such Purchaser's Proportionate Share of such principal.

(f) The term "PROPORTIONATE SHARE" shall mean the amount of each Purchaser's Bridge Note purchased at a specific Closing DIVIDED BY the total amount of Bridge Notes purchased at such Closing.

SECTION  2.8     STANDARD  OF  CARE  OF  THE  REPRESENTATIVE.

(a) The Representative shall endeavor in good faith to perform all services and duties and exercise all powers hereunder specifically assigned and delegated to the Representative, and the Representative shall perform and exercise, and shall have the right and power to perform and exercise, such other services and powers as are reasonably incidental thereto. The Representative shall not be liable to the Purchasers, however, for any action or failure to act or any error of judgment, negligence, mistake, or oversight by it or any of its agents, officers, employees, or attorneys, with respect to the Transaction Agreements, PROVIDED the Representative has acted in good faith and has not been guilty of willful misconduct or gross negligence. Without limiting the generality of the foregoing, the Representative may consult with counsel or other advisors selected by it, and the Representative shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or other advisors. In performing its obligations hereunder and under the Transaction Agreements, the Representative may rely in good faith on written and telephonic communications received by the Representative without investigating the genuineness thereof or the power and authority of the author of such communications. Each Purchaser acknowledges and agrees that the Representative's duties and obligations under this Agreement are administrative and ministerial in nature, and that the Representative has no fiduciary obligation to the Purchasers.

(b) The Representative does not assume, and shall not have, any responsibility or liability, express or implied, for the adequacy, sufficiency, validity, collectability, genuineness, or enforceability of any of the Transaction Agreements, for the financial condition of the Company, for compliance by the Company with the terms and conditions of the Transaction Agreements, or for the accuracy of any financial or other information furnished to the Purchaser by the Representative or by any other party. The Representative shall not be required to ascertain or inquire as to the performance or observance by the Company of any of the terms, conditions, provisions, covenants, or agreements contained in any of the Transaction Agreements or as to the use of the proceeds of the offering of the Bridge Notes or of the existence or possible existence of any Event of Default thereunder.

(c) The Representative may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory, or other business with the Company or any affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company or affiliate for services in connection with such services, without having to account for the same to the Purchasers."

          SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

To induce the Purchasers to purchase the Bridge Notes, the Company represents and warrants to each Purchaser, except as referenced on SCHEDULE 1 hereto (the "DISCLOSURE SCHEDULE"), which reference shall set forth the specific section to which the qualification relates and the statement which constitutes the qualification, that:

SECTION  3.1     ORGANIZATION  AND  QUALIFICATION.

The Company and its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

SECTION  3.2     AUTHORIZATION,  ENFORCEMENT, COMPLIANCE WITH OTHER INSTRUMENTS.

(a) The Company has the requisite corporate power and authority to enter into and perform each of this Agreement, any and all amendments thereto, the Bridge Notes, the Repricing Warrants, the Warrants, the Callable Warrants, the Registration Rights Agreement, the Escrow Agreement, the Global Tracker guaranty and security agreement, the individual guaranties and stock pledge agreements of each of Stulberg and Lewis, the Transfer Agent Instructions, the Financing Statement, and any related agreements (collectively, the "TRANSACTION AGREEMENTS" and individually a "TRANSACTION AGREEMENT"), and to issue the Bridge Notes, the Repricing Warrants, the Warrants, the Callable Warrants, the Conversion Shares, the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares in accordance with the terms hereof and thereof;

(b) the execution and delivery by the Company of each of the Transaction Agreements and the consummation by it of the transactions contemplated thereby, including without limitation the issuance of the Bridge Notes, the Warrants, the Callable Warrants, and the Repricing Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Bridge Notes and the reservation for issuance and the issuance of the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares upon exercise of the Repricing Warrants, the Warrants, and the Callable Warrants (the Bridge Notes, the Repricing Warrants, the Warrants, the Callable Warrants, the Conversion Shares, the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares are hereinafter collectively, the "SECURITIES") have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its stockholders;

(c) each of the Transaction Agreements have been duly and validly executed and delivered by the Company; and

(d) each of the Transaction Agreements constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

SECTION  3.3     CAPITALIZATION.

Immediately prior to Closing, the authorized capital stock of the Company consisted of 56,600,000 shares of capital stock, of which 50,100,000 shares are Common Stock, par value $.001, of which 50,388,579 shares are issued and outstanding, and 6,500,000 shares of preferred stock ("PREFERRED STOCK"), par value $.001, none of which are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as described in Section 3.3 of the Disclosure Schedule, no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Section 3.3 of the Disclosure Schedule, as of the effective date of this Agreement, (a) there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (b) there are no outstanding debt securities, and (c) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities in the manner contemplated by this Agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended (the "CHARTER") and the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

SECTION  3.4     ISSUANCE  OF  SECURITIES.

The Bridge Notes have been duly authorized and are free from all taxes, liens, and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Bridge Notes have been duly authorized and reserved for issuance. The Repricing Warrants have been duly authorized and are free from all taxes, liens, and charges with respect to the issuance thereof. The Repricing Shares issuable upon exercise of the Repricing Warrants have been duly authorized and reserved for issuance. The Warrants have been duly authorized and are free from all taxes, liens, and charges with respect to the issuance thereof. The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance. The Callable Warrants have been duly authorized and are free from all taxes, liens, and charges with respect to the issuance thereof. The Callable Warrant Shares issuable upon exercise of the Callable Warrants have been duly authorized and reserved for issuance. Upon conversion of the Bridge Notes, the Conversion Shares will, and upon exercise of the Repricing Warrants, the Warrants, and the Callable Warrants, the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares will, be duly and validly issued, fully paid, and nonassessable, and free from all taxes, liens, and charges, with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

SECTION  3.5     NO  CONFLICTS.

Except as disclosed in Section 3.5 of the Disclosure Schedule, the execution, delivery, and performance of the Transaction Agreements by the Company, and the consummation by the Company of the transactions contemplated thereby, will not
(a) result in a violation of the Charter or the Bylaws of the Company or (b) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as described in Section 3.5 of the Disclosure Schedule, neither the Company nor any subsidiary is in violation of any term of, or in default under, its Charter or the Bylaws or their organizational charter or Bylaws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or any statute, rule, or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver, and perform any of its obligations under or contemplated by the Transaction Agreements in accordance with the terms thereof. Except as disclosed in Section
3.5 of the Disclosure Schedule, all consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

SECTION  3.6     SEC  DOCUMENTS;  FINANCIAL  STATEMENTS.

Since July 16, 1999, the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC DOCUMENTS"). The Company has made available to each Purchaser or its representative true and complete copies of the SEC Documents. The Company (i) is a "reporting issuer" as defined in Rule 902(1) of Regulation S and (ii) has a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or is required to file reports pursuant to Section 15(d) of the 1934 Act, and has filed all the materials required to be filed as reports pursuant to the Exchange Act for the period the Company was required by law to file such material. As of their respective dates, the financial statements of the Company included in the SEC Documents (the "FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and present fairly, in all material respects, the financial position of the Company as of the dates thereof, and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 3.5 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

SECTION  3.7     ABSENCE  OF  CERTAIN  CHANGES.

Except as described in Section 3.7 of the Disclosure Schedule, since the date of the most recent audited balance sheet included in the SEC Documents, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations, or prospects of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings.

SECTION  3.8     ABSENCE  OF  LITIGATION.

There is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization, or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock, or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(a) have a material adverse effect on the transactions contemplated hereby, (b) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under the Transaction Agreements, or
(c) except as expressly set forth in Schedule 3.8 of the Disclosure Schedule, have a material adverse effect on the business, operations, properties, financial condition, or results of operation of the Company and its subsidiaries taken as a whole.

SECTION  3.9     PURCHASE  OF  SECURITIES.

The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchasers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

SECTION  3.10     NO  UNDISCLOSED  EVENTS,  LIABILITIES,  DEVELOPMENTS,  OR
CIRCUMSTANCES.

No event, liability, development, or circumstance has occurred or exists, or to the knowledge of the Company is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations, or financial condition, which could be material but which has not been publicly announced or disclosed in writing to the Purchaser.

SECTION  3.11     NO  GENERAL  SOLICITATION.

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Bridge Notes or the Conversion Shares. The Company represents that it has not offered the Bridge Notes or Conversion Shares to the Purchaser in the U.S. or, to the best knowledge of the Company, to any person in the United States or any U.S. person.

SECTION  3.12     NO  INTEGRATED  OFFERING.

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions.

SECTION  3.13     EMPLOYEE  RELATIONS.

Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

SECTION  3.14     INTELLECTUAL  PROPERTY  RIGHTS.

The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, and rights necessary to conduct their respective businesses as now conducted. Except as set forth on
Section 3.14 of the Disclosure Schedule, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets, or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of the trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret, or other similar rights of others. Except as set forth on Section 3.14 of the Disclosure Schedule, there is no claim, action, or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret, or other infringement, and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all of their intellectual properties.

SECTION  3.15     ENVIRONMENTAL  LAWS.

The Company and its subsidiaries are (a) in compliance with any and all applicable foreign, federal, state, and local laws and regulations relating to the protection of human health and safety, the environment, or hazardous, toxic substances, wastes, pollutants, or contaminants ("ENVIRONMENTAL LAWS"), (b) have received all permits, licenses, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) are in compliance with all terms and conditions of any such permit, license, or approval.

SECTION  3.16     TITLE.

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, and defects except as described in Section 3.16 of the Disclosure Schedule or as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material, and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. The Pledged Assets are owned by the Company free and clear of any and all encumbrances, liens, and adverse claims whatsoever, has been at all times prior to the date hereof, and shall remain from and after the date of this Agreement in the possession of the Company and located at its principal executive offices located in Toronto, Ontario. The fair market value of the Pledged Assets is not less than $6,000,000.

SECTION  3.17     INSURANCE.

The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, and in such amounts, as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial, or otherwise, or the earnings, business, or operations of the Company and its subsidiaries, taken as a whole.

SECTION  3.18     REGULATORY  PERMITS.

The Company and its subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that the failure to possess any such certificate, authorization, and permit would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit.

SECTION  3.19     INTERNAL  ACCOUNTING  CONTROLS.

The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION  3.20     NO  MATERIALLY  ADVERSE  CONTRACTS,  ETC.

Neither the Company nor any of its subsidiaries is subject to any charter, corporate, or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company's officers has, or to the knowledge of the Company is expected in the future to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has, or to the knowledge of the Company is expected to have, a material adverse effect on the business, properties, operations, financial condition, results of operations, or prospects of the Company or its subsidiaries.

SECTION  3.21     TAX  STATUS.

Except as set forth on Section 3.21 of the Disclosure Schedule, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports, and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations, except those being contested in good faith, and has set aside on its books amounts deemed reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim, and except as set forth on Schedule 3.21, there are no open years, examinations in progress or claims against it for federal, state or other taxes (including penalties and interest) for any period or periods prior to the date hereof.

SECTION  3.22     CERTAIN  TRANSACTIONS.

Except  as  set  forth on Section 3.22 of the Disclosure Schedule and in the SEC
Documents, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Section 3.3 of the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any corporation, partnership, trust, or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

SECTION  3.23     DILUTIVE  EFFECT.

The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Bridge Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Bridge Notes in accordance with this Agreement and the Bridge Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

SECTION  3.24     FEES  AND  RIGHTS  OF  FIRST  REFUSAL.

The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents, or other third parties.

SECTION  3.25     FOREIGN  CORRUPT  PRACTICES  ACT.

The Company has not made, offered, or agreed to offer anything of value to any government official, political party, or candidate for government office nor has it taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977.

SECTION  3.26     DISCLOSURE.

Neither this Agreement nor any Schedule or Exhibit hereto, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

             SECTION 4.  REPRESENTATION AND WARRANTIES OF PURCHASERS

Each Purchaser represents and warrants to the Company, with respect to such Purchaser only that:

SECTION  4.1     INVESTMENT  PURPOSE.

Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; PROVIDED HOWEVER, that by making the representations herein, Purchaser does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

SECTION  4.2     ACCREDITED  INVESTOR  STATUS.

Purchaser is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

SECTION  4.3     RELIANCE  ON  EXEMPTIONS.

Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such securities.

SECTION  4.4D.     INFORMATION.

Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend, or affect such Purchaser's right to rely on the Company's representations and warranties contained in
Section 3 hereof. Purchaser understands that its investment in the Securities involves a high degree of risk. Purchaser has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

SECTION  4.5     NO  GOVERNMENTAL  REVIEW.

Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

SECTION  4.6     TRANSFER  OR  RESALE.

Purchaser  understands  that  except  as  provided  in  the  Registration Rights
Agreement:

(a) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, or transferred unless;

(i)     subsequently  registered  thereunder;

(ii) Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned, or transferred may be sold, assigned, or transferred pursuant to an exemption from such registration; or

(iii) Purchaser provides the Company with reasonable assurance that such securities can be sold, assigned, or transferred pursuant to Rule 144 or promulgated under the 1933 Act (or a successor rule thereto);

(b) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

(c) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

SECTION  4.7     LEGENDS.

Purchaser understands that the certificates or other instruments representing the Bridge Notes and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE  SECURITIES  REPRESENTED  BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE  SECURITIES  ACT  OF  1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.
THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTive REGIStratiON STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Bridge Notes and the Conversion Shares, upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of the Conversion Shares is registered under the 1933 Act, (b) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment, or transfer of the Bridge Notes and the Conversion Shares may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Bridge Notes and the Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

SECTION  4.8     AUTHORIZATION  ENFORCEMENT.

This Agreement has been duly and validly authorized, executed, and delivered on behalf of Purchaser and is a valid and binding agreement of Purchaser enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

SECTION  4.9     RESIDENCE.

Purchaser is a resident of that country specified in its address on the Schedule of Purchaser.

SECTION  4.10     NO  SCHEME  TO  EVADE  REGISTRATION.

Purchaser represents and warrants to the Company, as to itself only, that the acquisition of the Securities is not a transaction (or any element of a series of transactions) that is part of a plan or scheme by the Purchaser to evade the registration provisions of the 1933 Act and that

(a) such Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act;

(b) such Purchaser has sufficient knowledge and experience to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

(c) such Purchaser has had an opportunity to ask questions of and receive answers from and to discuss the Company's business, management, and financial affairs with the Company's management;

(d) the Securities are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

(e) such Purchaser was not offered nor made aware of the Company's interest in issuing the Bridge Notes by any means of public advertisement or solicitation;

(f) in connection with such Purchaser's purchase of the Securities, it has been solely responsible for its own (i) due diligence investigation of the Company and (ii) investment decision, and has not engaged or relied upon any agent or "purchaser representative" to review or analyze the Company's business and affairs or advise Purchaser with respect to the merits of the investment;

(g) such Purchaser has full power and authority to execute, deliver, and perform this Agreement; and this Agreement constitutes the legal, valid, and binding obligation of such Purchaser, enforceable against it in accordance with their respective terms; and

(h) if such Purchaser proposes to sell the Securities pursuant to Rule 144A under the Securities Act, it will (A) take reasonable steps to obtain the information required by such Rule to establish a reasonable belief that the prospective purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A and (B) advise the prospective purchaser that the Purchaser is relying on the exemption from the registration provisions of the Securities Act available pursuant to Rule 144A.

SECTION  4.11     COVENANT  NOT  TO  TRADE.

Each Purchaser for itself and on behalf of each affiliate and associate of such Purchaser covenants and agrees, not to purchase, sell, make any short sale of, pledge, grant any option for the purchase or sale of or otherwise trade any Common Stock prior to the conversion of the Bridge Notes (other than a purchase of Common Stock from the Company pursuant to the exercise of the Repricing Warrant or the Warrant or the Callable Warrant), without the prior written consent of the Company.

                    SECTION 5.  CONDITIONS OF INITIAL CLOSING

The Purchaser's obligation to purchase and pay for the Securities is subject to the satisfaction prior to or at the Closing of the following conditions:

SECTION  5.1     TRANSACTION  AGREEMENTS.

The Company shall have delivered to Purchaser the Transaction Agreements as provided in Section 1.5, above, executed by all the parties thereto.

SECTION  5.2     OPINION  OF  COUNSEL.

Purchaser shall have received from counsel for the Company, an opinion in substantially the form of EXHIBIT F, addressed to Purchaser, dated the Closing Date. To the extent that the opinion referred to in the preceding sentence is rendered in reliance upon the opinion of any other counsel, Purchaser shall have received a copy of such opinion of such other counsel, dated the Closing Date and addressed to Purchaser, or a letter from such other counsel, dated the Closing Date and addressed to Purchaser, authorizing Purchaser to rely on such other counsel's opinion.

SECTION  5.3     REPRESENTATIONS  AND  WARRANTIES;  NO  DEFAULT.

The representations and warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects, except to the extent of changes caused by the transactions contemplated herein; PROVIDED HOWEVER, that there shall exist at the time of the Closing and after giving effect to such transactions no Event of Default (as defined in Section 10 of the Bridge Notes).

SECTION  5.4     PURCHASE  AND  LOAN  PERMITTED  BY  APPLICABLE  LAWS.

The purchase of, and payment for, all the Securities evidenced by or attendant to the Bridge Notes shall not violate any applicable domestic law or governmental regulation (including, without limitation, Section 5 of the Securities Act) and shall not subject Purchaser to any tax, penalty, liability, or other onerous condition under, or pursuant to, any applicable law or governmental regulation or order.

SECTION  5.5     NO  ADVERSE  LITIGATION.

There shall be no action, suit, investigation, or proceeding, pending or, to the best of Purchaser's or the Company's knowledge, threatened, against or affecting Purchaser, the Company, any of Purchaser's or the Company's properties or rights, or any of Purchaser's or the Company's Affiliates, officers, or directors, by or before any court, arbitrator, or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions, or (iii) seeks to recover damages or obtain other relief in connection with any such transactions, and, to the best of Purchaser's and the Company's knowledge, there shall be no valid basis for any such action, proceeding, or investigation, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

SECTION  5.6     APPROVALS  AND  CONSENTS.

The Company shall have duly received all authorizations, waivers, consents, approvals, licenses, franchises, permits, and certificates (collectively, "CONSENTS") by or of all federal, state, and local governmental authorities and all material consents by or of all other persons necessary or advisable for the issuance of the Bridge Notes, all such consents shall be in full force and effect at the time of Closing, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

SECTION  5.7     NO  MATERIAL  ADVERSE  CHANGE.

Since {INSERT DATE OF LAST 10-Q - JAY/ROB}, there shall not have been any material adverse change in the business, condition (financial or other), assets, properties, operations, or prospects of the Company, and Purchaser shall have received a certificate executed by the chief executive officer of the Company, dated the Closing Date, to such effect.

SECTION  5.8     PROCEEDINGS.

All proceedings taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and Purchasers counsel, and Purchaser and Purchasers counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or Purchasers' counsel may reasonably request.

SECTION  5.9     SECRETARY  CERTIFICATE.

Purchaser shall have received a Secretary's Certificate from the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Charter as then in effect, certified or bearing evidence of filing by the Secretary of State of Delaware, and (B) a certificate of said Secretary of State, dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company, and listing all documents of the Company on file with said Secretary of State; (C) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (D) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery, and performance of Transaction Agreements and the issuance, sale, and delivery of the Securities, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (E) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (A) above; and (F) to the incumbency and specimen signature of each officer of the Company executing all Transaction Agreements and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate.

SECTION  5.10     TRANSFER  AGENT  INSTRUCTIONS.

The Transfer Agent Instructions, in form and substance satisfactory to the Purchaser, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  SECTION 6.  CONDITIONS TO SUBSEQUENT CLOSINGS

SECTION  6.1     REPRESENTATIONS  AND  WARRANTIES;  NO  DEFAULT.

The representations and the warranties of the Company contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true in all material respects, except to the extent of changes caused by the transactions contemplated herein; PROVIDED HOWEVER, that there shall exist no Event of Default under this Agreement or any of the Bridge Notes at the time of the Subsequent Closing.

SECTION  6.2     NO  SUSPENSIONS.

There shall be no suspensions of trading in or in delisting (or pending delisting) of the Common Stock.

SECTION  6.3     OPINION  OF  COUNSEL.

Purchaser shall have received from counsel for the Company, an opinion in substantially the form of EXHIBIT F, addressed to Purchaser, dated as of each Additional Closing Date. To the extent that the opinion referred to in the preceding sentence is rendered in reliance upon the opinion of any other counsel, Purchaser shall have received a copy of such opinion of such other counsel, dated the Additional Closing Date and addressed to Purchaser, or a letter from such other counsel, dated the Additional Closing Date and addressed to Purchaser, authorizing Purchaser to rely on such other counsel's opinion.

SECTION  6.4     DUE  DILIGENCE.

Purchaser shall be satisfied with the results of periodic due diligence investigations and shall have received a "comfort" letter from the Company's auditors with respect to the financial statements filed by the Company in its quarterly and annual securities filings.

SECTION  6.5     SHAREHOLDER  APPROVAL.

Company, if required, must obtain shareholder approval on placement so as to address the 20% rule.

SECTION  6.6     NO  MATERIAL  ADVERSE  CHANGE.

Since date hereof, there shall not have been any material adverse change in the business, condition (financial or other), assets, properties, operations, or prospects of the Company, and Purchaser.

                        SECTION 7.  AFFIRMATIVE COVENANTS

The Company covenants that from and after the date of this Agreement through the Closing and thereafter so long as any of the Bridge Notes remain outstanding:

SECTION  7.1     FINANCIAL  INFORMATION.

The  Company  shall  furnish  to  Purchaser:

(a) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, and any registration statements or amendments filed pursuant to the 1933 Act;

(b) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries;

(c) copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders;

(d) promptly upon any officer of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default, (ii) that the holder of any Bridge Notes has given any notice or taken any other action with respect to a claimed Event of Default under this Agreement, (iii) of any condition or event which, in the opinion of management of the Company would have a material adverse effect on the business, condition (financial or other), assets, properties, operations, or prospects of the Company, other than conditions or events applicable to the economy as a whole, (iv) that any person has given any notice to the Company or taken any other action with respect to a claimed Event of Default, or (v) of the institution of any litigation involving claims against the Company, unless such litigation is defended by the insurance carrier without any reservation of rights and is reasonably expected to be fully covered by a creditworthy insurer, in an amount equal to or greater than $250,000 with respect to any single cause of action or of any adverse determination in any litigation involving a potential liability to the Company equal to or greater than $100,000 with respect to any single cause of action, a certificate executed by the chief executive officer of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or person and the nature of such claimed Event of Default, event or condition, and what action the Company has taken, is taking, or proposes to take with respect thereto; and

(e) with reasonable promptness, such other information and data with respect to the Company as Purchaser may reasonably request.

SECTION  7.2     FORM  D.

The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

SECTION  7.3     REPORTING  STATUS.

Until the earlier of (a) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule l44(k) promulgated under the 1933 Act (or successor thereto), or (b) the date on which (i) the Investors shall have sold all the Conversion Shares and (ii) none of the Bridge Notes is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

SECTION  7.4     INSPECTION  OF  PROPERTY.

The Company will permit any Person designated by any Purchaser in writing, at Purchaser's expense, to visit and inspect any of the properties of the Company, to examine the books and financial records of the Company and make copies thereof or extracts therefrom and to discuss its affairs, finances, and accounts with its officers and its independent public accountants, all at reasonable times and upon reasonable prior notice to the Company.

SECTION  7.5     MAINTENANCE  OF  PROPERTIES;  INSURANCE.

The Company will maintain or cause to be maintained in good repair, working order, and condition all properties used or useful in the business of the Company and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. The Company will maintain or cause to be maintained, with financially sound and reputable insurers (or, as to workers' compensation or similar insurance, in an insurance fund or by self-insurance authorized by the laws of the jurisdiction in question), insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations and as are in good faith believed by the Company to be sufficient to prevent the Company from becoming a co-insurer within the terms of the policies in question.

SECTION  7.6     MAINTENANCE  OF  SECURITY  INTEREST.

The Company will maintain or cause to be maintained a perfected first priority security interest in certain collateral pledged as security therefor in favor of each group of Purchasers purchasing Bridge Notes at a Closing. Each such first priority security interest granted in collateral at each Closing shall have a value of not less than 200% of the aggregate principal amount of the Bridge
Notes  purchased  at  each  such  Closing  and  then  outstanding.

SECTION  7.7     EXPENSES.

The Company and Purchasers shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, and delivery of this Agreement, the Bridge Notes, the Escrow Agreement, the Registration Rights Agreement, and other documents executed in connection with the issuance of the Bridge Notes. The costs and expenses of Sovereign Capital, LLC including the fees and expenses of Balboni Law Group, LLC (not to exceed $17,500 in fees PLUS all expenses for the First Closing) shall be paid for by the Company at the First Closing and the fees and expenses for all subsequent Closings (not to exceed $4,500 in fees PLUS expenses for the Second Closing and $2,500 in fees PLUS all expenses for each subsequent Closing) shall be paid at each subsequent Closing. The fee limits of counsel to Sovereign Capital Advisors, LLC cited in this Section 7.7 are subject in all instances to such counsel providing all transaction documents, agreements, certificates, and the like necessary for the transactions contemplated hereunder, and receiving a reasonable level of comments thereto. However, should such counsel prepare such documents, agreements, and certificates for any Additional Closing and subsequently receive substantial additional comments to such documents, agreements, and certificates (for example, as a result of changes requested by or comments of the Company to any part or structure of the transactions contemplated hereunder), then such hourly limits for any given Additional Closing shall not apply and such counsel shall bill and the Company agrees to pay for all such additional work at such counsel's normal hourly rates then in effect.

SECTION  7.8     AUTHORIZED  SHARES  OF  COMMON  STOCK,  RESERVATION  OF SHARES.

The Company shall at all times, so long as any of the Bridge Notes are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Bridge Notes, such number of shares of Common Stock equal to or greater than 150% of the number of Conversion Shares issuable upon conversion of the Bridge Notes which are then outstanding or which could be issued at any time under this Agreement.

SECTION  7.9     CORPORATE  EXISTENCE,  ETC.

The Company will at all times preserve and keep in full force and effect its corporate existence, and rights, licenses, and franchises material to its business, and will qualify to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on the business, condition (financial or other), assets, properties, or operations of the Company, taken as a whole.

SECTION  7.10     TRANSFER  AGENTS.

The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the transfer agent execute and agree to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

SECTION  7.11     SHAREHOLDER  APPROVAL;  PROXY.

The Company covenants to submit to its shareholders a proposal for ratification of the issuance of the Bridge Notes and the Conversion Shares, if and as required by the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the transaction. All officers and directors will, upon request of Purchaser, execute a proxy authorizing Purchaser or any designee of Purchaser to vote all shares of Common Stock, the voting of which is controlled by such officer or director, at any meeting (or any adjournment thereof) at which Shareholder action is proposed to ratify the issuance of the Bridge Notes and the Conversion Shares.

SECTION  7.12     TRANSFER  AGENT  INSTRUCTIONS.

The Company shall issue Transfer Agent Instructions to its transfer agent to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Conversion Shares, the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares in such amounts as specified from time to time by the Purchaser to the Company upon conversion of the Bridge Notes, except as provided in Section 7.8 herein. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 4.7 of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this
Section 7.12, and stop transfer instructions to give effect to Section 4.7 hereof (in the case of the Conversion Shares, prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Bridge Notes and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 7.12 shall affect in any way the Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of the Bridge Notes or Conversion Shares. If the Purchaser provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by the Purchaser of any of the Bridge Notes or Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7.12, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

SECTION  7.13     PAYMENT  OF  TAXES.

The Company will pay all taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or properties before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, PROVIDED that no such charge or claim need be paid if such claim is (i) being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and (ii) the amount of such claim is accrued on the financial statements of the Company or other appropriate provision is made as shall be required by generally accepted accounting principles.

SECTION  7.14     COMPLIANCE  WITH  LAWS,  ETC.

The Company will comply with the requirements of all applicable laws, rules, regulations, and orders of any court or other governmental authority (including, without limitation, those related to environmental or ERISA compliance), noncompliance with which could materially adversely affect the business, condition (financial or other), assets, property, operations, or prospects of the Company.

SECTION  7.15     USE  OF  PROCEEDS.

The Company will use the proceeds from the sale and issuance of the Bridge Notes as follows: provide the Company with operating capital, repayment of certain limited existing indebtedness of the Company, and capital expenditures.

SECTION  7.16     REGISTRATION  STATEMENT.

The Company shall (a) file a Registration Statement, covering the resale of shares of Common Stock received upon conversion of the Bridge Notes, the Repricing Warrants, the Warrants, and the Callable Warrants to permit the holder(s) thereof to resell from and after the Registration Deadline (as such term is defined therein) in accordance with the Registration Rights Agreement,
(b) use its best efforts to have the Registration Statement declared effective in accordance with the Registration Rights Agreement, and (c) keep such Registration Statement current and effective for a period 12 months from the effective date of such Registration Statement in accordance with the Registration Rights Agreement.

SECTION  7.17     LISTINGS.

The Company shall promptly secure the listing of the Conversion Shares, the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listings of all Conversion Shares, the Repricing Shares, the Warrant Shares, and the Callable Warrant Shares from time to time issuable under the terms of the Bridge Notes, the Repricing Warrants, the Warrants, the Callable Warrants, and the Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation in the over-the-counter market. The Company shall promptly provide to Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in the over-the-counter market.

SECTION  7.18     INDEMNIFICATION.

In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify, and hold harmless each Purchaser and each other holder of the Securities and each officer, director, employee, and agent of each Purchaser (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Agreement or any other certificate, instrument, or document contemplated hereby or thereby, (b) any breach of any covenant, agreement, or obligation of the Company contained in the Transaction Agreements, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit, or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, or enforcement of this Agreement or any other instrument, document, or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Bridge Notes, or the status of the Purchaser or holder of the Bridge Notes or the Conversion Shares, as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                          SECTION 8. NEGATIVE COVENANTS

The provisions of this Section 8 shall remain in effect so long as any of the Bridge Notes shall remain outstanding.

SECTION 8.1 DEFINITION OF DEBT. For purposes of this Agreement, the capitalized term "DEBT" of any Person shall mean:

(a) all indebtedness of such Person for borrowed money, including without limitation obligations evidenced by bonds, debentures, Bridge Notes, or other similar instruments;

(b) all indebtedness guaranteed in any manner by such Person, or in effect guaranteed by such Person through an agreement to purchase, contingent or otherwise;

(c) all accounts payable which, to the knowledge of such Person, have remained unpaid for a period of 90 days after the same become due and payable in accordance with their respective terms taking into account any grace period relating to the due date expressly set forth in the applicable invoice with respect to the payment of such accounts payable;

(d) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

(e) all indebtedness created or arising under any conditional sale agreement or lease in the nature thereof (including obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capitalized leases) (but excluding operating leases) or other title retention agreement with respect to property acquired by such Person, even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property;

(f)     all  bankers'  acceptances  and  letters  of  credit;  and

(g) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA.

SECTION  8.2     RESTRICTIONS  ON  DEBT.

The Company will not create, assume, or incur or become or at any time be liable in respect of, any Debt, except:

(a)     the  Bridge  Notes  issued  pursuant  to  this  Agreement;

(b) Debt outstanding on the date hereof to the extent reflected on the most recent balance sheet of the Company or incurred in the ordinary course of business thereafter; and

(c)     Debt  incurred  in  permitted  real  estate  investments;  and

(d)     purchase  money  security  interests  not  to  exceed $250,000 per year.

Notwithstanding the foregoing provisions of Section 8.2, the Company will not create, assume, or incur, or become or at any time be liable in respect of, any Debt for money borrowed, advances made, or goods purchased, if the Purchaser, the Person making such advances, or the vendor of such goods (or any Person who guarantees or becomes surety for all or any part of such Debt or acquires any right or incurs any obligation to become, either immediately or upon the occurrence of some future contingency, the owner of all or any part thereof) shall have any right, by reason of any statute or otherwise, to have any claim in respect of such Debt first satisfied out of the general assets of the Company in priority to the claims of its general creditors.

SECTION  8.3     RESTRICTIONS  ON  DIVIDENDS.

The Company will not (a) pay any dividends, in cash or otherwise, on, (b) make any distributions to holders of, or (c) purchase, redeem, or otherwise acquire any of its outstanding Common Stock or Preferred Stock or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement, or other acquisition of, any shares of its Common Stock or Preferred Stock; PROVIDED HOWEVER, that the Company may, so long as at the time of and after giving effect thereof no Event of Default has occurred and is continuing: (i) pay dividends on its outstanding Preferred Stock in accordance with the Charter;
(ii) with prior written approval of each Purchaser, repurchase shares of its Common Stock issued or to be issued by the Company upon exercise of stock options granted to employees and directors of the Company pursuant to the terms of plans adopted by the Board of Directors of the Company; and (iii) pay cash in lieu of fractional shares of its Common Stock on the exercise of outstanding warrants to purchase its Common Stock, pursuant to the terms of such warrants.

SECTION  8.4     RESTRICTIONS  ON  TRANSACTIONS  WITH  AFFILIATES.

The Company will not make any loans or advances to any of its officers, directors, shareholders, or Affiliates, other than expense advances made by the Company to its officers and employees in the ordinary course of business. The
Company will not increase the salary of any executive officer, or the remuneration of any director.

SECTION  8.5     RESTRICTIONS  ON  INVESTMENTS.

Other than as permitted by this Agreement, the Company will not purchase or acquire or invest in, or agree to purchase or acquire or invest in the business, property, or assets of, or any securities of, any other company or business, PROVIDED HOWEVER, that the Company may invest its Excess Cash as defined below in:

(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency thereof having maturities of not more than one year from the date of acquisition;

(b) certificates of deposit or eurodollar certificates of deposit, having maturities of not more than one hundred eighty days from the date of acquisition, or one year from the date of acquisition in the case of certificates of deposit or eurodollar certificates of deposit being used to secure the Company's reimbursement obligations under letters of credit (provided that nothing contained herein shall be construed to permit letters of credit not otherwise permitted under this Agreement);

(c) commercial paper of any Person that is not a subsidiary or an Affiliate of the Company, maturing within one hundred eighty days after the date of acquisition;

(d)     bank  loan  participations;  and

(e) money market instruments having maturities of not more than one hundred eighty days from the date of acquisition, or one year from the date of acquisition in the case of money market instruments being used to secure the Company's reimbursement obligations under letters of credit (provided that nothing contained herein shall be construed to permit letters of credit not otherwise permitted under this Agreement);

in all cases of such credit quality as a prudent business person would invest in. As used in this Section, "EXCESS CASH" shall mean that portion of the proceeds of the Bridge Notes which has not been invested as described in Section
7.15  hereof.

SECTION  8.6     RESTRICTIONS  ON  SALE  AND  LEASE-BACK  TRANSACTIONS.

The Company will not sell or transfer any of its properties to anyone with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred;
PROVIDED HOWEVER, that (a) the Company may continue and extend its existing leasing arrangements and may lease, under operating leases, any fixtures, equipment, and real estate that do not constitute Pledged Assets in the ordinary course of business of the Company, and (b) the Company may otherwise make real estate investments but only with the consent of the Purchasers as provided for herein.

SECTION  8.7     RESTRICTIONS  ON  SALES  OF  ASSETS.

The Company will not sell, transfer, or dispose of any property except for sales of obsolete equipment having a book value at the time of sale of not more than $100,000 in the aggregate in any fiscal year.

SECTION  8.8     RESTRICTIONS  ON  SUBSIDIARIES.

The Company will not, without the written consent of Purchaser to organize, or transfer any assets to, any Subsidiaries, PROVIDED that, if consent of the Purchaser is obtained and any Subsidiaries are organized, or assets transferred, in compliance with this Section 8.8, the Company will not permit such Subsidiaries to enter into any transaction or agreement which would violate any of the provisions of this Section 8 if such provisions were applicable to such Subsidiary.

SECTION  8.9     CHANGE  IN  BUSINESS;  OPERATIONS.

The Company will not cause or effect any change in or addition to the primary business of the Company that has not been approved by Purchaser, such that more than 10% of the consolidated net earnings of the Company are derived from a business other than the business in which the Company was engaged on the date hereof as reflected in the applicable last SEC Document filed prior to the First Closing ("CHANGE IN BUSINESS"), except any such changes approved in advance in writing by the Representative. The business of the Company and its subsidiaries shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity.

SECTION  8.10     EXCEPTIONS  WITH  CONSENT  OF  PURCHASERS.

The Company may seek an exception to any prohibited action under this Section by FIRST, giving written notice to all Purchasers of Bridge Notes under this Agreement, along with copies of all documentation requested by any Purchaser relating to such requested exception, and SECOND, in the sole discretion of Purchasers, satisfactorily responding to any Purchaser inquiries about the requested action. The Company may undertake any such requested action otherwise prohibited by this Section 8 only after receiving the advance written consent of Purchasers representing not less than two-thirds (2/3) of all amounts due under Bridge Notes issued hereunder and then outstanding.

                          SECTION 9.     MISCELLANEOUS.

SECTION  9.1     COUNTERPARTS.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

SECTION  9.2     HEADINGS.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

SECTION  9.3     SEVERABILITY.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

SECTION  9.4     ENTIRE  AGREEMENT.  AMENDMENTS.

This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

SECTION  9.5     NOTICES.

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, PROVIDED a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If  to  the  Company:

                           The  Tracker  Corporation  of  America

                           180  Dundas  Street  West,  26th  Floor

                           Toronto,  Ontario

                           Canada  M5G  1Z8

                           Attention:

                           Telephone:  (416)  593-2604

Facsimile:

With  a  copy  to:

                           [name  of  Firm]

                           Attention: Robert  D.  Arkin

                           Telephone:

                           Facsimile:

If to any Purchaser, to its address and facsimile number on the signature page of such Purchaser hereto, with copies to such Purchaser's counsel as set forth on the signature page of such Purchaser hereto. Each party shall provide five-
(5) days prior written notice to the other party of any change in address or facsimile number.

SECTION  9.6     INTEREST.

In no event shall the amount of interest due or payable hereunder or under the Bridge Notes exceed the maximum rate of interest allowed by applicable law, and if any such payment is inadvertently made by the Company or is inadvertently received by any holder of Bridge Notes, then such excess sum shall be credited as a payment of principal, unless the applicable holder of a Bridge Notes shall notify the Company in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Company not pay and the holder of the Bridge Notes not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Company under applicable law.

SECTION  9.7     SUCCESSORS  AND  ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder without the consent of the Company, PROVIDED HOWEVER, that any such assignment shall not release such Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

SECTION  9.8     NO  THIRD  PARTY  BENEFICIARIES.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION  9.9     PUBLICITY.

The Company and Purchasers shall have the right to approve, before issuance, any press releases or any other public statements with respect to the transactions contemplated hereby; PROVIDED HOWEVER, that the Company shall be entitled, without the prior approval of Purchasers, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

SECTION  9.10     FURTHER  ASSURANCES.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION  9.11     NO  STRICT  CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

SECTION  9.12     GOVERNING  LAW.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia without regard to the principles of conflict of laws. The parties agree that any appropriate State court located in New Castle County, Delaware or the Federal courts located in the District of Delaware, shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be the proper forum in which to adjudicate such case or controversy, and the parties further agree to submit to the personal jurisdiction of such court.

IN WITNESS WHEREOF, Purchasers and the Company have caused this Series 1 Bridge Note Purchase and Security Agreement to be duly executed as of the date first written above.



                       [Signatures on the following page]

                             COMPANY SIGNATURE PAGE

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                                       COMPANY

                                       THE  TRACKER  CORPORATION  OF  AMERICA

                                       By: /s/ Jay  S.  Stulberg
                                       -----------------------------
                                       Jay  S.  Stulberg,  President

                            PURCHASER SIGNATURE PAGE

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                                       PURCHASER

                                       Purchaser  Name:
                                       -----------------------------
                                       By:
                                       -----------------------------
                                       Name:
                                       -----------------------------
                                       Title:
                                       -----------------------------


PURCHASER  NAME
ADDRESS  AND
FACSIMILE  NUMBER

PRINCIPAL  AMOUNT
OF  BRIDGE  NOTES
PURCHASED

PURCHASER'S  LEGAL
COUNSEL  ADDRESS
AND  FACSIMILE  NUMBER

                                   SCHEDULE 1

                               DISCLOSURE SCHEDULE

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                                    EXHIBIT A

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                          FORM OF SERIES 1 BRIDGE NOTE

            (WITH FORM OF REPRICING WARRANT ATTACHED AS ATTACHMENT 1)

Form  Attached  hereto.

                                    EXHIBIT B

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                            FORM OF PURCHASER WARRANT

                         Form Attached hereto.EXHIBIT C

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                            FORM OF CALLABLE WARRANT

Form  Attached  hereto.

                                    EXHIBIT D

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                      FORM OF REGISTRATION RIGHTS AGREEMENT

Form  Attached  hereto.

                                    EXHIBIT E

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                            FORM OF ESCROW AGREEMENT

Form  Attached  hereto.

                                    EXHIBIT F

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                FORM OF OPINION OF COMPANY COUNSEL TO PURCHASERS

Form  Attached  hereto.

                                    EXHIBIT G

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

Form  Attached  hereto.

                                    EXHIBIT H

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                               LIST OF COLLATERAL

Form  Attached  hereto.

                                    EXHIBIT I

                                       TO

              SERIES 1 BRIDGE NOTE PURCHASE AND SECURITY AGREEMENT

                      FINANCING STATEMENTS FILED IN ONTARIO

Copies  Attached  hereto.